EFFECTIVE AUGUST 23RD, 2004
UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington D.C. 20549
Form 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): March 2, 2006
BRANTLEY CAPITAL CORPORATION

(Exact name of registrant as specified in its charter)

Maryland	814-00127	34-1838462

(State or other jurisdiction of incorporation	(Commission File Number)	(IRS Employer Identification No.)

287 Bowman Ave., 2nd Floor, Purchase, NY	10577

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code:      (914) 510-9400

(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03 Amendments to Articles of Incorporation or By-Laws; Change in Fiscal Year
On March 2, 2006, effective immediately, the Board of Directors of Brantley Capital Corporation (“BBDC” or the “Corporation”) amended Section 3.2 of the By-Laws. Prior to such amendment, Section 3.2 read as follows:
     Section 3.2. Number of Directors. The authorized number of directors of the Corporation shall, until further action is taken by the Board of Directors, be nine. By vote of a majority of the entire Board of Directors, the number of directors fixed by the Articles or by these Bylaws may be increased or decreased from time to time up to a maximum of nine, but shall never be less than three.
After giving effect to such amendment, Section 3.2 provides:
     Section 3.2. Number of Directors. The number of directors of the Corporation shall be as set from time to time by the Board of Directors, but never less than one.
Item 8.01 Other Events.
Brantley Capital Corporation (OTC: BBDC) announced the resignation of four directors, a by-law amendment and a change in asset value from that previously reported, as reflected in a News Release issued March 2, 2006.
This summary does not purport to be complete and is subject to and qualified in its entirety by reference to the text of the News Release, included as Exhibit 99.1 to this filing. Exhibit 99.1 is incorporated by reference into this Item 8.01.
Item 9.01 Financial Statements and Exhibits.
(a)	Financial statements of businesses acquired.

Not applicable.

(b)	Pro forma financial information

Not applicable.

(c)	Exhibits

3(ii) By-Law Amendment 99.1 Press Release dated March 2, 2006.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 3, 2006	BRANTLEY CAPITAL CORPORATION

	By:	/s/ Phillip Goldstein

Phillip Goldstein
Chairman of the Board